HII Technologies Inc. Stockholder Update Call Script

June 12, 2015

Conference Details: Call Length: 1 hour Lines: Conference Date: Friday, June 12, 2015 Conference Start Time: 11:30 a.m. Eastern Daylight Time Pre-Record Message: Moderator: Ted Haberfield

Moderator/Speaker Dial-In Numbers:

Date: Friday, June 12, 2015

Time: 11:30 a.m. Eastern Daylight Time

Conference Line (U.S.): 1-888-427-9419

International Dial-In: 1-719-325-2429

Conference ID: 7889776

Webcast: http://public.viavid.com/index.php?id=114947

HII Speakers: Matthew Flemming, CEO; Acie Palmer, Chief Financial Officer; and Pete Baldwin VP from AES Water Solutions	Replay Information:

Ted Haberfield: Good morning everyone, and thank you for joining us today for HII Technologies’ Stockholder Update call. On the call today are the Company’s CEO, Matthew Flemming, Acie Palmer, Chief Financial Officer, and Pete Baldwin, Vice President of AES Water Solutions.

I’d like to remind our listeners that on this call, prepared remarks may contain forward-looking statements that are subject to risks and uncertainties. Management may make additional statements in response to your questions that may also be forward-looking in nature; therefore, the Company claims the protection from the Safe Harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements related to the business of HII Technologies, Inc. and its subsidiaries can be identified by common use forward-looking terminology, and those statements involve unknown risks and uncertainties including all business-related risks that are more detailed in the Company’s filings with the SEC.

For those who are unable to listen to the entire call, an audio replay will be available. The call is also being webcast; Internet access details were provided in the conference call announcement press release distributed by the Company on this past Wednesday, June 10th.

At this time, I’d like to turn the call over to Matt Flemming, CEO of HII Technologies.

Matt: Thank you Ted, and thanks for your attendance on today’s call. The purpose of today’s call is to provide you with an update of the industry conditions we are facing, our financial position and our operational plans. Our intention is to leave you with an understanding and degree of confidence that, even though conditions are difficult, we believe we have a viable plan to manage through the challenges and position the company for improved growth and profitability.

HII Technologies Inc. Stockholder Update Call Script

June 12, 2015

Company Overview

For the benefit of those of you joining us for the first time, I’ll provide a brief overview of our business.

HII Technologies’ core business is Frac Water Management, where we provide water management solutions to E&P operators. These days, a typical horizontally drilled oil or gas well, can require up to 10 million gallons of water during the hydraulic fracturing operations. The sourcing, storage, delivery, transfer, flow back, treatment and disposal of this water represents an enormous and costly logistical challenge for our customers --- one that is growing in scope and size. HII Technologies is focused on providing innovative solutions to these challenges.

Approximately 80% of our revenues in the first quarter of 2015 came from our Frac Water Management division. We believe this operational exposure to horizontal well drilling and completion activity will continue to prove beneficial to our business.

Our geographic focus is now primarily the Permian and Delaware Basins located in West Texas and New Mexico. Given that over half of the U.S. oilfield service industry’s drilling rigs are currently operating in the Southwest U.S. region, we believe there is potential for our company to grow substantially from current levels with our focus on this region as the industry recovers.

Additionally, we remain focused on introducing new technologies to oilfield operators within our core Frac Water Management business, thereby further leveraging our operational expertise, geographic footprint and competitive advantages.

We also operate a Safety division and a Power division, which are considerably smaller.

Industry Overview

I suspect you are all well aware by now, that falling oil prices drove approximately a 40% to 50% cut in capital spending by E&P operators across the U.S. As a result, industry-wide drilling and completion activity has declined from the peak late last year. Exacerbating this activity decline has been necessary service price cuts across the industry.

The good news is that the broad-based drilling activity decline appears to be slowing. It seems overall activity levels are at or near the bottom. Some of our smaller independent oilfield customers that were dormant during the first half of 2015, now indicate that their frac schedules will restart in July and August.

Operational Update – Our Plan

Given our Company’s lower baseline revenue level, it became apparent that substantial changes were necessary to enable our company to remain better positioned for a

HII Technologies Inc. Stockholder Update Call Script

June 12, 2015

profitable future. I’ll summarize some of these changes, which dovetail with the company’s recent first quarter press release.

First, we have already closed our service locations in Oklahoma and South Texas. These locations were simply not performing adequately and we undertook the difficult decision to lay-off the workforce associated with those service locations. Revenue producing assets from the closed service locations are being redeployed to our core service areas in the Permian Basin of West Texas where pricing is more robust and we believe it will be able to contribute to our future profitability.

Next, we continued iterative reviews of our cost structure, after previously reported cost initiatives had been executed.  Upon completion of that review, the Executive Leadership began a 2nd phase of cost reductions including, but not limited to, materially reducing our light duty truck fleet and the associated costs of insurance, fuel and repairs; unwinding under-utilized equipment rentals and leases; further workforce and overhead personnel reductions, and cancellation of unproductive subcontractor relationships.

Lastly, we reorganized and streamlined the internal workings of our core business, Frac Water Management, into three primary Profit & Loss Centers to improve the clarity and focus of daily operations for profitability and growth as well as to optimize our liquidity position.

Regarding one of our none-core divisions, Sage Power, we are evaluating strategic options, including a potential divestiture of this business, given it is not operationally aligned with our focus on our core Frac Water management business. If agreed upon and approved by our board and secured lenders, a divestiture of Sage, in our opinion, could enable the company to commit increased focus on growth of its water-related oilfield technologies.

So far in the second quarter of 2015, we have had some rain and operational weather related challenges in several of the markets we serve. Otherwise activity levels have been encouraging, and many industry participants share our optimism about the second half of 2015.

Based on indications from several of our larger customers, we believe the outlook for our activity in the second half of 2015 should be better than the first half of this year. A meaningful amount of our ongoing work should continue. And we have visibility toward several specific customer programs slated to generate incremental activity for us beginning next quarter.

Now, I would like to turn the call over to Acie, HII Technologies’ CFO.

Acie:

Thank you Matt, and good morning everyone.

HII Technologies Inc. Stockholder Update Call Script

June 12, 2015

Since our last call I have been very focused on further adjusting our cost structure commensurate with current activity levels, implementing operational improvements and dividing my time between our Houston corporate office and boots on the ground in our geographic footprint. Additionally, we have been working with our financial partners to ensure we have sufficient working capital to implement our strategies, sustain our business through this downturn, and position the company for growth beyond 2015.

With that in mind, I would like to review our current capital structure.

Our Senior Credit Facility is comprised of two parts: A revolving line of credit and a term loan. The revolving line of credit of $6 million is currently fully drawn to fund operations with approximately $9 million of accounts receivables. The term loan balance is approximately $10.3 million, before netting of restricted cash. Principal and interest are paid over three years in equal monthly installments.  Our Subordinated notes total approximately $745 thousand.

Our senior lender chose not to formally notice our firm of its technical default under its credit agreement after 2014 results. However, they did help our company work out a plan to achieve waivers for covenants and modifications for future quarterly tests subject to raising new equity further described in the Current Report on Form 8-K that we filed this past May 20th.  As reported, we received waivers for the fourth quarter of 2014 and the first quarter of 2015, and we received new covenant ratios for the remainder of 2015 removing that default.

Our current total outstanding share count is approximately 57.7 million, which includes some of the Series A Convertible Preferred stock which has now converted into common shares.

Today, the total Series A Preferred stock outstanding is $2.6 million down from the original $4 million issued.

The total Series B Convertible Preferred stock outstanding is $3.05 million which was issued earlier this quarter.

As of the quarter end March 31, 2015, our balance sheet had about $37 million in total assets, including approximately $1.1 million in cash and cash equivalents, not including $1.9 million in restricted cash.

Further to Matt’s comments, as we prepare to exit second quarter of 2015, the company is very focused on responding to our customers’ planned job boards for third quarter and aligning our operations to their activity and capital spending plans for second-half of 2015.

With regard to our service pricing levels, generally speaking, the Company has not had material decremental pricing pressures beyond previously reported discussions.  In other words, pricing remains roughly flat with mid-first quarter levels.

HII Technologies Inc. Stockholder Update Call Script

June 12, 2015

The Company plans to issue 2015 guidance along with its earnings release and Quarterly Report on Form 10-Q for the period ending June 30, 2015.

This concludes my comments. I will now turn it over to Pete for a discussion of our frac water operations and our new Clean Tech division.

Pete: Thanks Acie and good morning everyone.

We sometimes discuss the elements of our Frac Water Management business in terms of our legacy water transfer services to the frac, our post-frac flow back services, and our new oilfield water technologies, which we refer to as Clean Tech. I will touch briefly on some recent successes in Clean Tech.

We are excited about our 10-year exclusive agreement for non-chemical technology for bacteria elimination with our AES HydroFLOW technology. Our patented HydroFLOW technology gives operators the opportunity to prevent corrosion up front, which can be extremely cost-effective for our customers and profitable for us. AES HydroFLOW kills bacteria by introducing a frequency pulse into the frac water being treated. This treatment method is highly effective and avoids the alternative use of traditionally more expensive and potentially environmentally harmful conventional chemical biocide treatments. HydroFLOW can effectively kill up to 99% bacteria content of frac water in advance of the frac water’s use in our customers’ hydraulic fracturing operations. The presence of bacteria downhole can contribute significantly to corrosion which can meaningfully impede a well’s productivity. Over a period of years, corrosion can destroy expensive downhole equipment, which could lead to the operator’s need to workover the well and repair it, which is expensive, or abandon it altogether depending on the well’s economics.

Proving the viability and success of AES HydroFLOW to customers in the oilfield, led to our sourcing of another technology, known as Rapid B.  This testing technology offers “almost” real time frac water bacteria testing. With our Rapid B Mobile Lab, we can test frac water onsite and determine bacteria content typically within 20 minutes. By comparison, most bacteria testing is performed in offsite labs, a process which often involves several days just for the delivery of water samples shipped in bug bottles to be tested.

Another technology that we are excited about is our onsite water recycling capability. You are likely aware that typically after frac treatment fluids flow back from a producing well, these fluids are collected, hauled away via tanker trucks, and disposed of in specialized disposal wells. This is a logistically challenging, expensive process. Our recycling technology has been moved to the Permian Basin and as reported set up to run for potential customers in testing their water and developing specs for re-use. Currently, we are soliciting several potential customers for a semi-permanent installation of the unit to commercial this technology.

Our open pit waste water evaporation technology commercialized last year has recently seen encouraging new orders with new customers. This technology cost-effectively

HII Technologies Inc. Stockholder Update Call Script

June 12, 2015

speeds the natural process of water evaporation, which also helps to offset the expensive cost of transportation and disposal of fracturing treatment fluids. While seasonal in nature it is now entering its active periods and we are encourage about the scalability and customer interest. We believe oilfield customers save 30 to 40% using this technology to remediate waste water open pits in lieu of trucking and disposal wells.

Our firm considers itself a cradle to grave frac water management business, with the exception of water hauling trucks and salt water disposal wells, or SWDs which is a business we prefer to avoid. More recently SWDs have come under increased focus by regulators, which we believe may accelerate interest in our onsite evaporation technology.

In our view, all of these technologies could receive heightened interest from oilfield operators during this industry cycle as they focus on operating cost reductions and efficiency improvements.

I’ll now turn the call back to Matt for some final comments.

Matt:

Thanks Pete. For those of you that have not met Pete he works with Brent Mulliniks and prior to coming to AES Water Solutions he was the Global Market Leader for O&G Environmental Services at CH2m Hill, which is one of the largest environmental companies in the world. This morning Brent is on location in West Texas installing HydroFLOW units for a new customer.

Regarding the Company’s upcoming June 2015 Stockholder Meeting, we encourage stockholders to review your proxy information materials and vote your proxy. If you hold your shares in street name, meaning with a brokerage firm, and you do not have a proxy card, please contact your brokerage firm to get a replacement. If you hold your shares directly, you may call our Company for replacement proxy materials if needed.

The annual stockholder meeting will be conducted on Monday, June 22, 2015 at 10:00 a.m. Central Daylight Time in the ground floor lobby of the Company’s offices in Houston, Texas. The discussion of the agenda items are available in the proxy materials.

In conclusion, we believe the recent declines in customer activity seem to be at or near an end. We have identified a few specific opportunities for incremental activity in the second half of this year. We have followed customer activity migration to the Permian Basin and West Texas, and we are focusing our efforts there. We believe the longer-term activity drivers for horizontal drilling and hydraulic fracturing remain robust, which leaves our company well-positioned for future growth. And, our Clean Tech proprietary technologies could yield additional avenues of growth for the company, providing operational leverage with our existing footprint and customer relationships now totaling more than 100 MSAs.

HII Technologies Inc. Stockholder Update Call Script

June 12, 2015

That concludes our prepared remarks, thank you for joining this call and you can visit our Web site at www.HIITinc.com for more information regarding our Company.  We now welcome your questions. Operator…?